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                                                                    Exhibit 99.1

Braun Consulting, Inc. Acquires
Emerging Technologies Consultants, Inc.


Acquisition of New Jersey-Based CRM Consulting Firm Enhances Braun Consulting's
    Customer-Centric e-Commerce Solutions, Strengthens East Coast Presence


CHICAGO - December 3, 1999 - Braun Consulting, Inc. (Nasdaq: BRNC), a leading Internet professional services provider, today announced the acquisition of Emerging Technologies Consultants, Inc. (ETCI), a privately-held professional services firm specializing in customer relationship management (CRM) solutions, for approximately $27 million in cash and stock. The deal enhances Braun Consulting's ability to offer clients advanced CRM solutions through ETCI's strategic alliances and project experience with industry leaders such as Clarify, Inc., Siebel Systems, Inc., Vantive Corp. and Broadbase Software, Inc.

"ETCI has a proven track record of leveraging top-tier CRM solutions to help leading Fortune 500 companies build deeper, more profitable relationships with their customers," said Steve Braun, president and CEO of Braun Consulting. "ETCI's expertise, seasoned senior-level consulting staff and proven 'QuickStart' methodology, combined with Braun Consulting's customer-focused e-commerce solutions, will provide clients with an unbeatable competitive advantage."

"At ETCI, our primary goal has always been to help our clients effectively interact with their customers," said Sidney E. Amster, president and founder of ETCI. "This customer-driven focus is a natural fit with Braun Consulting, whose commitment to designing e-commerce strategies that foster growth and help companies better understand and service their customers is unparalleled."

Amster and ETCI co-founder John D. Vairo, will head up transactional CRM services for Braun Consulting's customer-focused 'eSolutions' national service line. Randy Dieterle, a senior executive of ETCI and the former CIO of Planning and Research Corporation, will become Braun Consulting's regional operations manager for New Jersey and Virginia and will also play a leading role in managing the company's vendor relationships.

"This is one of the strongest senior management teams I have seen in our industry," added Braun. "They have built an organization that not only complements us on a professional and cultural level, but will also allow us to further extend our leadership role in providing clients with customer-focused eSolutions."

Privately-held ETCI specializes in the rapid and effective implementation of transactional CRM systems, including call centers, help desks and sales force automation solutions. ETCI's 40 staff consultants have significant experience working with leading companies in the telecommunications, financial services and health care industries, including AT&T, MCI, Teligent, ADP, Chase Manhattan, GE Capital, Bristol Myers Squibb, IBM and Motorola.

ETCI's Mount Laurel, NJ and Reston, VA offices, in combination with Braun Consulting's Boston office, enhance the company's ability to serve the major east coast markets of Boston, New York, Philadelphia and Washington, D.C.

About Emerging Technologies Consultants, Inc.
Emerging Technologies Consultants, Inc. (ETCI) provides specialized consulting services for the rapid and effective implementation of Front Office Systems and Customer Relationship Management (help desk, call centers and sales force automation) systems utilizing its proven QuickStart methodology. ETCI is a Clarify Alliance Partner, Siebel Consulting Partner, Broadbase Marketing & Consulting Partner, a Microsoft Certified Solution Partner (MCSSCP) and an Oracle Business Alliance Partner. ETCI also offers custom web front-end development services for business applications and project management services
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for full life cycle development. ETCI is privately held and headquartered in
Mount Laurel, NJ, with an office in Reston, VA.

About Braun Consulting
Braun Consulting, Inc. (Nasdaq: BRNC) is an Internet professional services provider offering eSolutions, a strategic approach that combines advanced business intelligence methodologies with cutting-edge technology to help Fortune 500 and middle-market companies build customer-focused e-commerce solutions. Founded in 1993, Chicago-based Braun Consulting has eight offices throughout the U.S., including Boston, Dallas and Denver. Braun Consulting maintains strategic alliances with top developers of enterprise applications, including Microsoft, Oracle, Sun Microsystems, Business Objects, Hyperion, I2 Technologies and others. Additional information about Braun Consulting is available at http://www.braunconsult.com.

Editorial Contact:
Mike Sinert
Cunningham Communication
(617) 374-4231
msinert@ccipr.com
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Investor Contact:
Tariq Jawad
Ruder Finn, Inc.
(212) 593-6391
jawadt@ruderfinn.com
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995
Certain statements made in this press release which are not historical in nature are "forward-looking statements" and may involve risks and uncertainties which could cause actual future results to differ materially and adversely from those statements. The factors that could adversely affect our business include, among others: our success in recruiting and retaining qualified professionals; our ability to effectively manage our growth; our success in meeting client expectations; our ability to successfully integrate acquisitions; the development of a market for eSolutions; and our ability to compete in the eSolutions market. For additional information about factors that could affect our business, see the "Risk Factors" section of our Registration Statement No. 333-79251, or see the other documents that we file with the Securities and Exchange Commission from time to time.